UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

Taihe Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-26113

Florida	65-0019376
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

Indonesian Street City, Jl. Batu Licin, Bintan Island, Kepulauan Riau, Indonesia	29151
(Address of principal executive offices)	(Zip Code)

0086-21-5091-7695

(Registrant’s telephone number, including area code)

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	TIHE	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

Item 8.01. Other Events

The Company and its wholly-owned subsidiary HuaYin entered into Shareholders Agreements to consummate business acquisitions of (1) PT Bentan Eja Industri, (2) PT Mega Bakau Citrawisata, and (3) PT Mangrove Industry Park Indonesia, entities organized under the laws of Indonesia (the “Target Entities”). Upon closing and completion of the contemplated transaction, each of the Target Entities will be a wholly-owned subsidiary of HuaYin. The closing and completion of the contemplated transaction is subject to various conditions set forth in the Shareholders Agreements.

The Company has engaged auditor to perform audits of the Target Entities in accordance to PCAOB standards to complete the acquisition; and the audit fieldwork is ongoing as of the filing of this report. The Company expects to file a Form 8-K containing audited financial statements of the Target Entities upon completion of the audit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Taihe Group, Inc.

Date: June 21, 2023		/s/ Yan-Ping Sheng
	Name:	Yan-Ping Sheng
	Title:	Chief Executive Officer and Director

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